W. Bayshore

AMENDMENT NO. 1
TO LEASE

THIS AMENDMENT NO.1 (“Amendment”) is made and entered into this 11th day of December 2009, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, as LANDLORD, and OPTI INC., a California corporation, as TENANT.

RECITALS

A.         WHEREAS, by Lease Agreement dated November 21, 2006 Landlord leased to Tenant approximately 2,804+/- square feet of that certain 20,450+/- square foot building located at 3430 W. Bayshore Road, Suite 103, Palo Alto, California, the details of which are more particularly set forth in said Lease Agreement, and

B.         WHEREAS, said Lease was amended by the Commencement Letter dated January 3, 2007 which confirmed the Commencement Date of the Lease as January 1, 2007, and confirmed the Termination Date as December 31, 2009, and,

C.         WHEREAS, it is now the desire of the parties hereto to further amend the Lease by (i)  extending the Term for two (2) years, changing the  Termination Date from December 31, 2009 to December 31, 2011, (ii)  amending the Basic Rent Schedule and Aggregate Rent accordingly and (iii)  amending Landlord’s address under Lease Paragraphs 4.F (“Rent:  Place of Payment of Rent”) and 36 (“Notices”), as hereinafter set forth (the Lease Agreement, Commencement Letter and this Amendment No. 1 hereinafter are referred to collectively as the “Lease”).

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1.         TERM OF LEASE.  It is agreed between the parties that the Term of the Lease shall be extended for an additional two (2) year period, and the Lease Termination Date shall be changed from December 31, 2009 to December 31, 2011 (the “Revised Termination Date”.  Tenant shall be responsible for paying all Basic Rent and Additional Rent and fulfilling all Lease obligations as contained in said Lease through the Revised Termination Date.  Notwithstanding the above, Tenant’s obligations as stated in Lease Paragraphs 13 (“Taxes”), 18 (“Indemnification”), 19 (“Compliance”) and 44 (“Hazardous Materials”) shall survive the termination of the Lease.

X:\D_E\DATA\Tenant Lease Documents\O\OPTI\W.Bayshore\Amend1 12-11-09 (Option #2-Extend 2Y).docW. Bayshore
Initial:/s/BTM /JA

W. Bayshore

2.         BASIC RENT FOR EXTENDED TERM OF LEASE.  The monthly Basic Rent for the extended Term of the Lease shall be as follows:

On January 1, 2010, the sum of NINE THOUSAND FOUR HUNDRED EIGHTY-FIVE AND 09/100 ($9,485.09) shall be due, and a like sum due on the first day of each month thereafter through and including December 1, 2010.

On January 1, 2011, the sum of NINE THOUSAND SEVEN HUNDRED SIXTY-FIVE AND 49/100 (9,765.49) shall be due, and a like sum due on the first day of each month thereafter through and including December 1, 2011.

The Aggregate Basic Rent for the Lease shall be increased by $231,006.96 or from $312,007.80 to $543,014.76.

3.         PLACE OF PAYMENT OF RENT.  Lease Paragraph 4.F (“Rent:  Place of Payment of Rent”) is hereby amended to change Landlord’s address to receive Rent payments to:  JOHN ARRILLAGA SURVIVOR’S TRUST, 2450 WATSON COURT, PALO ALTO, CA 94303.

4.         SECURITY DEPOSIT.  Tenant Security Deposit shall remain at $17,848.58.

5.         NOTICES.  Lease Paragraph 36 (“Notices”) is hereby amended to change the address for notices, demands, requests, advices or designations from Tenant to Landlord to:  JOHN ARRILLAGA SURVIVOR’S TRUST, 2450 WATSON COURT, PALO ALTO, CA 94303.

6.         CHOICE OF LAW/VENUE:  SEVERABILITY.  This Amendment shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and each party specifically stipulates to venue in Santa Clara County.  If any provisions of this Amendment shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

7.         AUTHORITY TO EXECUTE.  The parties executing this Amendment hereby warrant and represent that they are properly authorized to execute this Amendment and bind the parties on behalf of whom they execute this Amendment and to all of the terms, covenants and conditions of this Amendment as they relate to the respective parties hereto.

8.         EXAMINATION OF AMENDMENT.  This Amendment No. 1 shall not be effective until its execution by both Landlord and Tenant.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of the Lease shall remain in full force and effect.

(SIGNATURES ON FOLLOWING PAGE)

X:\D_E\DATA\Tenant Lease Documents\O\OPTI\W.Bayshore\Amend1 12-11-09 (Option #2-Extend 2Y).doc
Initial:/s/BTM /JA

W. Bayshore

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S		OPTI INC.
TRUST		a California corporation

By	/s/ John Arrillaga	By	/s/Bernard T. Marren
	John Arrillaga, Trustee		Bernard Marren
Print or Type Name

Date:	1/6/10	Title	President/CEO

		Date:	December 16, 2009

X:\D_E\DATA\Tenant Lease Documents\O\OPTI\W.Bayshore\Amend1 12-11-09 (Option #2-Extend 2Y).doc
Initial:/s/BTM /JA